UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323
(Address of Principal Executive Offices)

954-846-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On April 18, 2005, Mayor’s Jewelers, Inc., a Delaware corporation (the “Company”), and Henry Birks & Sons Inc., a Canadian corporation and controlling stockholder of the Company (“Birks”), issued a joint press release announcing the signing of an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Birks, the Company and Birks Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Birks (the “Merger Sub”), pursuant to which the Merger Sub will be merged with and into the Company, with the Company surviving and becoming a wholly-owned subsidiary of Birks (the “Merger”). A copy of the Merger Agreement and the press release announcing this transaction are attached as Exhibits to this Current Report on Form 8-K.

     Upon the consummation of the Merger, each outstanding share of the Company’s common stock not currently owned by Birks will be converted into 0.08695 Class A voting shares of Birks. As a result of the Merger, the Company’s common stock will no longer be listed for trading on the American Stock Exchange (the “AMEX”) although Birks intends to apply to list its Class A voting shares on the AMEX under the trading symbol “BMJ.”

     Consummation of the Merger remains subject to certain conditions, including the approval of the Company’s disinterested stockholders, a registration statement with respect to Birks’ securities being declared effective by the Securities and Exchange Commission and the listing of Birks’ Class A voting shares on the AMEX. The Merger is expected to close in the third calendar quarter of 2005. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is filed as an exhibit hereto.

Item 3.03 Material Modification to Rights of Security Holders.

     Immediately prior to the execution of the Merger Agreement, the Company entered into an Amendment to Rights Agreement with SunTrust Bank f/k/a SunTrust Bank, Atlanta (“SunTrust”) (the “Amendment”), which amended that certain Rights Agreement dated November 21, 1996, between the Company and SunTrust (the “Rights Agreement”). The Amendment amends certain terms of the Rights Agreement to provide that the Company’s entering into the transactions contemplated by the Merger Agreement do not trigger any rights under the Rights Agreement, and that the Rights Agreement will terminate and the rights will expire at the effective time of the Merger.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Agreement and Plan of Merger and Reorganization, dated April 18, 2005, among the Company, Birks and Merger Sub.

99.1	Joint Press Release of Birks and the Company, dated April 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.
	By:	/s/ Marc Weinstein
		Name:	Marc Weinstein
Dated: April 19, 2005		Title:	Senior Vice President and Chief Administrative Officer

EXHIBIT INDEX

10.1	Agreement and Plan of Merger and Reorganization, dated April 18, 2005, among the Company, Birks and Merger Sub.

99.1	Joint Press Release of Birks and the Company, dated April18, 2005.

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